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                                                                    EXHIBIT 99.4


                              AFFILIATE AGREEMENT



PARTIES: THE PERSON LISTED ON THE SIGNATURE PAGE AS THE SHAREHOLDER ("Shareholder")



            SUNGARD DATA SYSTEMS INC.
            a Delaware corporation ("S Company")
            1285 Drummers Lane
            Wayne, Pennsylvania  19087

            OSHAP TECHNOLOGIES LTD.
            an Israeli corporation (the "Company")
            16 Hagalim Avenue
            Herzeliya 46733, Israel


DATE:       March 9, 1999



BACKGROUND: Shareholder is a shareholder and/or optionholder of, and/or is an officer and/or director of, the Company. S Company and the Company have entered into an Agreement dated as of the date hereof (the "Agreement"), which has attached thereto the related Plan of Arrangement ("Plan"). The Agreement provides for the exchange of S Company Shares for Company Ordinary Shares and Company Options as set forth in the Agreement (the "Arrangement"). The Agreement contemplates that, upon consummation of the Arrangement, (i) holders of Company Ordinary Shares will receive S Company Shares in exchange for their Company Ordinary Shares and Company Options, (ii) certain holders of shares, or options to acquire shares, of capital stock of MINT Software Technologies Ltd. ("M Company Shares") and/or Decalog N.V. ("D Company Shares") will receive S Company Shares in exchange for such shares of capital stock or options, and (iii) the Company will become a wholly owned subsidiary of S Company. It is accordingly contemplated that Shareholder will receive S Company Shares in the Arrangement. Shareholder understands that the S Company Shares being issued in the Arrangement or otherwise will be issued pursuant to a registration statement on Form S-4, and that Shareholder may be deemed an "affiliate" of the Company: (i) as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Act"); and (ii) for purposes of determining S Company's eligibility to account for the Arrangement as a "pooling of interests" under APB No. 16, Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"), and under other applicable "pooling of interests" accounting requirements. All terms not defined herein shall have the meaning set forth in the Agreement.
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     INTENDING TO BE LEGALLY BOUND, in consideration of the foregoing and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

     1. Representations and Warranties of Shareholder. Shareholder represents and warrants to S Company and Company as follows:

          (a) If Shareholder owns or holds any Company Ordinary Shares, M Company Shares and/or D Company Shares (collectively, the "Existing Shares"), Shareholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such Existing Shares.

          (b) Shareholder has carefully read this Affiliate Agreement and, to the extent Shareholder felt necessary, has discussed with counsel the limitations imposed on Shareholder's ability to sell, transfer or otherwise dispose of the Existing Shares and the S Company Shares that Shareholder is to receive in the Arrangement. Shareholder fully understands the limitations this Affiliate Agreement places upon Shareholder's ability to sell, transfer or otherwise dispose of the Existing Shares and the S Company Shares.

          (c) Shareholder understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by S Company and the Company and their respective counsel and accountants for purposes of determining S Company's eligibility to account for the Arrangement as a "pooling of interests" and for purposes of determining whether S Company and the Company should proceed with the Arrangement.

     2. Representation and Warranty of S Company. S Company represents, warrants to, and covenants with, Shareholder that it shall make available adequate current public information as required by Rule 144(c) promulgated by the SEC under the Act. From and after the time that financial results covering at least 30 days of post-Arrangement combined operations of S Company and the Company have been published by S Company (within the meaning of the applicable "pooling of interests" accounting requirements), S Company shall confirm, at the request of Shareholder, that such financial results have been so published.

     3.   Prohibitions Against Transfer.

          (a) Shareholder agrees that, during the period from the date 30 days prior to the date of consummation of the Arrangement through the earlier of (i) the date on which financial results covering at least 30 days of post-Arrangement combined operations of S Company and the Company have been published by S Company (within the meaning of the applicable "pooling of interests" accounting requirements) and (ii) the date the Agreement is terminated in accordance with its terms:

              (i) Shareholder shall not sell, transfer or otherwise dispose of, or reduce Shareholder's interest in or risk relating to, (A) any capital stock of the Company, M Company or D Company (including, without limitation, the Existing Shares and any additional shares of capital stock of the Company, M Company or D Company acquired by Shareholder, whether upon exercise of a stock option or otherwise), except (x) pursuant to and upon

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consummation of the Arrangement or the other transactions contemplated by the
Agreement, or (y) except in a manner consistent with pooling of interests accounting treatment, after obtaining the consent of S Company, which such consent shall not be unreasonably withheld or delayed, or (B) any option or other right to purchase any Existing Shares, except (x) pursuant to and upon consummation of the Arrangement or the other transactions contemplated by the Agreement, or (y) except in a manner consistent with pooling of interests accounting treatment, after obtaining the consent of S Company, which such consent shall not be unreasonably withheld or delayed; and

               (ii) Shareholder shall not sell, transfer or otherwise dispose of, or reduce Shareholder's interest in or risk relating to, (A) any S Company Shares (including without limitation the S Company Shares and any additional S Company Shares acquired by Shareholder, whether upon exercise of a stock option or otherwise), or (B) any option or other right to purchase any S Company Shares.

          (b) Shareholder agrees that Shareholder shall not effect any sale, transfer or other disposition of any S Company Shares unless:

               (i) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Act;

               (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, as evidenced by a broker's letter and a representation letter executed by Shareholder (reasonably satisfactory in form and content to S Company) stating that such requirements have been met;

               (iii) counsel reasonably satisfactory to S Company shall have advised S Company in a written opinion letter (reasonably satisfactory in form and content to S Company), upon which S Company may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

               (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to S Company.

     4. Stop Transfer Instructions; Legend. Shareholder acknowledges and agrees that (a) appropriate stop transfer instructions will be given to the S Company's transfer agent with respect to the S Company Shares, and (b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 AND "POOLING OF INTERESTS" ACCOUNTING TREATMENT APPLY AND MAY NOT BE OFFERED, SOLD OR OTHERWISE

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          TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN
          ACCORDANCE WITH THE PROVISIONS OF SUCH RULE, IN ACCORDANCE WITH THE REQUIREMENTS FOR "POOLING OF INTERESTS" ACCOUNTING TREATMENT AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF MARCH __, 1999, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

          At the request of Shareholder, S Company shall remove the legend at any time that S Company Shares may be disposed under Rule 145 under the Securities Act without restriction.

     5.   Miscellaneous Provisions.

          (a) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by Shareholder in this Affiliate Agreement shall survive the consummation of the Arrangement and the other related transactions but not any termination of the Agreement; provided, however, that nothing in this Section 5(a) shall relieve Shareholder from liability after the termination of the Agreement for any breach on or prior to the termination of the Agreement of any representation, warranty or agreement made by Shareholder in this O Company Affiliate Agreement.

          (b) Notices. All notices, consents or other communications required or permitted to be given under this Affiliate Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or two (2) business days after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified air mail, return receipt requested, postage charges prepaid. Notices also may be given by prepaid facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to S Company shall be sent to its address as stated on page one of this Agreement to the attention of S Company's General Counsel, with a copy sent simultaneously to the attention of S Company's Chief Financial Officer and to Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, PA 19103-6998, Attention: Arthur H. Miller, Esquire. Notices to Shareholder shall be sent to Shareholder's address as stated on the signature page to this Agreement, with a copy sent simultaneously to Meitar, Liquornik, Geva & Co., 16 Habba Hillel Silver Rd., Ramat-Gan 52506, Israel, Attention: Dan Shamgar, except that in the case of the Star Funds, to Goldfarb, Levy, Eran & Co., Eliahu House, 2 Ibn Gvirol Street, Tel Aviv 64077, Israel, Facsimile No.:
972-3-695-4344, Attention: Oded Eran. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 5(b), provided that any such change of address notice shall not be effective unless and until received.

          (c) Entire Understanding. This Affiliate Agreement and the other agreements referred to herein, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and

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all contemporaneous oral communications and agreements, with respect to the subject matter hereof. This Affiliate Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (d) Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Affiliate Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of or shall preclude any other for further exercise of, any right, power or remedy.

          (e) Severability. If any provision of this Affiliate Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Affiliate Agreement. Each provision of this Affiliate Agreement is separable from every other provision of this Affiliate Agreement, and each part of each provision of this Affiliate Agreement is separable from every other part of such provision.

          (f) Counterparts. This Affiliate Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Affiliate Agreement to produce or account for more than one counterpart hereof.

          (g) Section Headings. Section and subsection headings in this Affiliate Agreement are for convenience of reference only, do not constitute a part of this Affiliate Agreement, and shall not affect its interpretation.

          (h) References. All words used in this Affiliate Agreement shall be construed to be of such number and gender as the context requires or permits.

          (i) CONTROLLING LAW. THIS AFFILIATE AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          (j) Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (b) if any such action is commenced in a state court, then,

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subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania, (c) each of the parties irrevocably waives the right to trial by jury, (d) each of the parties irrevocably consents to service of process by first class certified air mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 5(b), and (e) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

          (k) Non-exclusivity. The rights and remedies of S Company hereunder are not exclusive of or limited by any other rights or remedies which S Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

          (l) Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Affiliate Agreement regarding the enforceability of any contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar Laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

          (m) Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Affiliate Agreement. As used in this Affiliate Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

          (n) Assignment; Binding Effect. S Company may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Shareholder. This Affiliate Agreement and all obligations of Shareholder hereunder are personal to Shareholder and may not be transferred or delegated by Shareholder at any time. Subject to the preceding sentence, this Affiliate Agreement will inure to the benefit of S Company and its successors and assigns and will be binding upon Shareholder and Shareholder's representatives, executors, administrators, estate, heirs, successors and assigns.

          (o) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Affiliate Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that S Company shall be entitled to an injunction or injunctions to prevent breaches of this Affiliate Agreement and to enforce specifically the terms and provisions hereof in any court of proper jurisdiction, this being in addition to any other remedy to which S Company is entitled at law or in equity.

          (p) Other Agreements and Independence of Obligations. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of S Company or any of the obligations of Shareholder under any other agreement. The covenants and obligations of Shareholder set forth in this Affiliate Agreement shall be construed as independent of any

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other agreement or arrangement between the Shareholder, on the one hand, and the
Company or S Company, on the other. The existence of any claim or cause of action by Shareholder against the S Company shall not constitute a defense to the enforcement of any of such covenants or obligations against Shareholder.

     IN WITNESS WHEREOF, each of the undersigned has caused this O Company Affiliate Agreement to be executed as of the date first stated above.


                                      SUNGARD DATA SYSTEMS INC.


                                      By:
                                         ----------------------------
                                      Name:
                                      Title:

                                      OSHAP TECHNOLOGIES LTD.


                                      By:
                                         ----------------------------
                                      Name:
                                      Title:



          [SIGNATURES TO AFFILIATE AGREEMENT CONTINUED ON NEXT PAGE]

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       [SIGNATURES TO AFFILIATE AGREEMENT CONTINUED FROM PREVIOUS PAGE]


                                      SHAREHOLDER:



                                      ------------------------------------
                                      Address:
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                                      Facsimile:
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